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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AMENDMENT NO. 1

                                 TENNANT COMPANY
    -------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                 MINNESOTA                            41-0572550
-----------------------------------      -------------------------------------
       (State of incorporation or          (I.R.S. Employer Identification
               organization)                             No.)



           701 NORTH LILAC DRIVE
               P.O. BOX 1452
           MINNEAPOLIS, MINNESOTA                           55440
------------------------------------------      ------------------------------
 (Address of principal executive offices)                 (Zip Code)


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act registration statement file number to which this form relates: N/A (if applicable).

     Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class to                 Name of each exchange on which each
  be so registered                       class is to be registered

          N/A                                           N/A
  ------------------------               -----------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                         PREFERRED SHARE PURCHASE RIGHTS
                         -------------------------------
                                (Title of Class)


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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Effective November 18, 1999, Tennant Company amended the Rights Agreement dated as of November 19, 1996 between Tennant Company and Norwest Bank Minnesota, National Association, as Rights Agent.

         The amendment of the Rights Agreement, among other things, effected the following changes:

         (1) Eliminated the flexible redemption window from the Rights Agreement, which permitted Tennant's board of directors to redeem the rights for a limited period of time after a triggering event (that is, after a person had acquired 20% or more of Tennant's outstanding shares) if a majority of the directors were "continuing directors."

         (2) Added certain provisions that address inadvertent triggering of the rights.

         The foregoing summary of the amendment is not complete and is qualified in its entirety by reference to the First Amendment to Rights Agreement, which is attached as an exhibit hereto and incorporated by reference herein.

ITEM 2.       EXHIBITS.

         1. First Amendment, dated as of November 18, 1999, to Rights Agreement, dated as of November 19, 1996, between Tennant Company and Norwest Bank Minnesota, National Association, as Rights Agent.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                TENNANT COMPANY



Dated:  November 18, 1999        By:    /s/ Janet M. Dolan
                                      ---------------------------------------

                                 Its:   President and Chief Executive Officer
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